EXHIBIT 99.1
ChromaDex Appoints Ozan Pamir as Chief Financial Officer
LOS ANGELES – Friday, September 20, 2024 – ChromaDex Corp. (NASDAQ:CDXC), the global authority on nicotinamide adenine dinucleotide (NAD+) research with a focus on healthy aging, announces the appointment of Ozan Pamir as Chief Financial Officer.
Mr. Pamir will oversee all ChromaDex corporate finance matters, including accounting, strategic financial planning, and engaging with public markets through investor relations. Effective October 21, 2024, he will report directly to Rob Fried, CEO of ChromaDex and Founder of Tru Niagen®.
Mr. Fried commented, "We are very pleased to welcome Ozan to the ChromaDex team. His ambitious work ethic and impressive professional background will help us to embark on this critical next phase of development.”
Prior to joining ChromaDex, Ozan Pamir most recently served as CFO of 180 Life Sciences, a NASDAQ-traded biotechnology company focused on the treatment of inflammatory diseases. He played a key role in completing the company’s NASDAQ listing and managed the majority of funding rounds. In addition to 180 Life Sciences, Mr. Pamir worked with two early-stage biotech companies as CFO and board member. Previously, Mr. Pamir was VP of Investment Banking at a leading independent investment bank, where he co-founded the Origination department and specialized in helping small and mid-cap life sciences companies define their corporate strategy and executive financing and advisory mandates. Mr. Pamir holds an Economics and Finance degree from McGill University and is a CFA Charterholder.
Mr. Pamir expressed his enthusiasm for joining ChromaDex, stating, “I am excited to be part of ChromaDex during this pivotal phase of its growth. My focus will be on enhancing the company’s financial strategies and ensuring sustainable value creation for our shareholders, while further improving ChromaDex’s already impressive fiscal discipline.”
For additional information on ChromaDex, visit www.chromadex.com.
Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements related to the company's financial position and potential future growth. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects," "anticipates," "intends," "estimates," "plans," "potential," "possible," "probable," "believes," "seeks," "may," "will," "should," "could" or the negative of such terms or other similar expressions, and include the statements regarding Niagen IV being available starting in August and nationwide thereafter; Niagen IV’s potential to reach the global intravenous hydration therapy and spa markets; the potential health benefits of Niagen IV; and the potential for Niagen IV to materially impact the overall NAD+ industry. These forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to the Company’s ability to secure adequate pharmaceutical grade quantities of Niagen IV in a timely manner; the Company’s ability to obtain appropriate contracts and arrangements with U.S. FDA-registered 503B outsourcing facilities required to distribute Niagen IV to IV clinics; the Company’s ability to remain on the U.S. FDA Bulk Drug Substances Nominated for Use in Compounding Under Section 503B of the Federal Food, Drug, and Cosmetic Act Category 1 list; the Company’s ability to maintain and enforce the Company’s existing intellectual property and obtain new patents related to Niagen IV; the Company’s ability to maintain sales, marketing and distribution capabilities; changing consumer perceptions of the Company’s products; the Company’s reliance on a single or limited number of third-party suppliers; and the risks and uncertainties associated with the Company’s business and financial condition. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov . Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

About ChromaDex:
ChromaDex Corp. (NASDAQ:CDXC) is the global authority on nicotinamide adenine dinucleotide (NAD+), with a focus on the science of healthy aging. The ChromaDex team, composed of world-renowned scientists, works with independent investigators from esteemed universities and research institutions around the globe to uncover the full potential of NAD+. A vital coenzyme found in every cell of the human body, NAD+ declines with age and exposure to other everyday stressors. NAD+ depletion is a contributor to age-related changes in health and vitality.
Setting the benchmark as the gold standard in scientific rigor, safety, quality, and transparency, ChromaDex is the innovator behind its clinically proven flagship ingredient, Niagen® (patented nicotinamide riboside, or NR), the most efficient and superior-quality NAD+ booster available.
Niagen is the active ingredient in ChromaDex’s consumer products, sold as the brand Tru Niagen®, the number one healthy-aging NAD+ supplement in the United States†. Clinically proven to increase NAD+ levels, Tru Niagen is helping people around the world transform the way they age (available at www.truniagen.com).
ChromaDex’s robust patent portfolio protects NR and other NAD+ precursors. ChromaDex maintains a website at www.chromadex.com, where copies of press releases, news, and financial information are regularly published.
†Based on the top-selling dietary supplement brands by revenue per the largest U.S. e-commerce marketplace (as of 3/1/2023-2/29/2024).
ChromaDex Media Contact:
Kendall Knysch, Senior Director of Media Relations & Partnerships
310-388-6706 ext. 689
kendall.knysch@chromadex.com

ChromaDex Investor Relations Contact:
Ben Shamsian
Lytham Partners
646-829-9701
shamsian@lythampartners.com